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                               ENVIROSOURCE, INC.
                              List of Subsidiaries
                               As of March 1, 1997

                                                          State or other               % of voting
                                                           jurisdiction                 securities
Name of Company                                         in which organized       owned by immediate parent
---------------                                         ------------------       -------------------------

ENVIROSOURCE, INC.                                          Delaware
  EnviroSource Corp.                                        Wyoming                       100
  EnviroSource Management Corp.                             Delaware                      100
     EnviroSource Technical Services, Inc.                  Delaware                      100
  IU International Corporation                              Delaware                      100
      C. Brewer Terminals, Inc.                             Delaware                      100
      EnviroSource Treatment & Disposal Services, Inc.      Delaware                      100
        ETDS, Inc.                                          Delaware                      100
          Conversion Systems, Inc.                          Delaware                      100
          EnviroSource Management Systems, Inc.             Delaware                      100
          Envirosafe Services of Idaho, Inc.                Delaware                      100
          Envirosafe Services of North America, Inc.        Delaware                      100
          Envirosafe Services of Ohio, Inc.                 Ohio                          100
          Envirosafe Services of Texas, Inc.                Delaware                      100
          Fox Hunt Farms, Inc.                              Delaware                      100
          Marcus Hook Processing, Inc.                      Delaware                      100
      International Mill Service, Inc.                      Pennsylvania                  100
         Alexander Mill Services, Inc.                      Pennsylvania                  100
         IMS Funding Corporation                            Delaware                      100
         International Mill Service Limited                 Canada                        100
         McGraw Construction Company, Inc.                  Ohio                          100
         Neoax Investment Corp.                             Delaware                       56(1)
         Waylite Corporation                                Pennsylvania                  100
      IU North America Finance, Inc.                        Delaware                      100
      IU North America, Inc.                                Delaware                      100
         Nosroc Corp.                                       Pennsylvania                  100
         Soncor Corp.                                       Delaware                      100


     (1) 44% is owned by IU International Corporation and 56% is owned by International Mill Service, Inc.

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